Exhibit 99.1

 NEWS

For Immediate Release	Media Contact: Donna Pullen (803) 765-4558
October 22, 2009	Analyst Contact: John C. Pollok (803) 765-4628

SCBT Financial Corporation Reports

Net Income of $2.2 million for the Third Quarter;

Declares Cash Dividend

HIGHLIGHTS:

•Earnings & Net Income

•                  Net income of $2.2 million; up from $124,000 in 3Q 2008

•                  Diluted earnings per share of $0.17 for the quarter

•                  Net interest margin — 4.04%; up from 3.86% in 3Q 2008

•                  Mortgage banking income — up $944,000 over 3Q 2008

•Balance Sheet

•                  Core deposit growth — excluding all CDs — up $52.2 million; 18.1% annualized increase

•                  Continued strong liquidity position — $175.4 million in cash and cash equivalents

•                  Strong tangible common equity to tangible assets ratio — 7.97%; up from 7.80% at 2Q 2009

•Asset quality

•                  Allowance for loan losses:  1.55% of period end loans; up from 1.45% at 2Q 2009;

•                  NPAs:  1.56% of total assets and 1.96% of loans and repossessed assets;

•                  Net charge-offs — increased to 0.92% annualized from 0.74% for 2Q 2009

COLUMBIA, S.C.—October 22, 2009—SCBT Financial Corporation (NASDAQ: SCBT), the holding company for SCBT, National Association, today released its unaudited results of operations and other financial information for the three-month period ended September 30, 2009.  The Company produced solid results due primarily to its net interest margin, noninterest income in mortgage banking and continued good expense control.

Quarterly Cash Dividend

The Board of Directors of SCBT has declared a quarterly cash dividend of $0.17 per share payable on its common stock.  This per share amount is equal to the dividend paid in the immediately preceding quarter and will be payable on November 13, 2009 to shareholders of record as of November 6, 2009.

Third Quarter 2009 Results of Operations

Please refer to the accompanying tables for detailed comparative data on results of operations and financial results.

The Company reported consolidated net income of $2.2 million, or $0.17 per diluted share for the three months ended September 30, 2009 compared to consolidated net income of $124,000, or $0.01 per diluted share for the third quarter of 2008, a $2.1 million increase.  This increase was primarily the result of the following items:

•                  Net interest income increased  by $1.7 million or 7.0%;

•                  Increase in the provision for loan losses of $4.2 million or 151.0%;

•                  Decrease in the amount of Other Than Temporary Impairment (“OTTI”) of $7.6 million;

•                  $499,000 increase for the FDIC assessments; and

•                  $2.1 million increase in OREO expenses and loan-related costs.

“I continue to be pleased with our overall performance,” said Robert R. Hill, Jr., President and CEO.  “We are successfully navigating through this environment with a good net interest margin, good expense control, and strong core deposit growth.  We are fortunate to attract very talented bankers to our team and many new customer relationships.  However, we still have a lot of work to do with higher credit costs and problem loans.  The continued high level of credit costs and the OTTI charge had a negative impact on our overall earnings.”

During the third quarter of 2009, the Company’s average total assets increased by $39.1 million, a 1.4% increase over the third quarter of 2008.  The growth in average total assets was supported by growth in average total deposits of $78.3 million, an increase of 3.8% from the third quarter of 2008.  Average earning assets for the quarter increased by $54.5 million, or 2.1%, compared to the third quarter of 2008.

The Company’s annualized return on average assets (ROAA) for the third quarter increased to 0.31% compared to 0.02% for the third quarter of 2008, but decreased from 0.77% for the second quarter of 2009.  Total average shareholders’ equity at September 30, 2009 was $283.0 million, an increase of $43.2 million, or 18.0% from December 31, 2008.  This increase was due to the issuance of 64,779 shares of Fixed Rate Cumulative Preferred Stock, Series T, to the U.S. Treasury (“UST”) in January 2009 and the issuance of 1.356 million shares of common stock in May 2009 which raised $29.2 million in new capital.  Also, during the second quarter of 2009, the Company redeemed the preferred stock for $64.779 million and repurchased the common stock warrant from the UST for $1.4 million.  Annualized return on average equity (ROAE) for the quarter was 3.04%, up from 0.22% for the third quarter of 2008.  Annualized return on average tangible equity (ROATE) for the third quarter increased to 4.13% from 0.69% for the comparable period in the prior year, but decreased from 9.43% in the second quarter of 2009.

Asset Quality

Annualized net charge-offs increased to 0.92% from 0.74% experienced in the second quarter of 2009, and increased from 0.41% experienced in the third quarter of 2008.  During the third quarter, non-performing assets (NPAs) as a percentage of loans and repossessed assets increased to 1.96% compared to 1.83% in the second quarter of 2009 and 0.66% one year ago.  NPAs to total assets at September 30, 2009 were 1.56% compared to 1.46% at the end of the second quarter of 2009 and 0.54% one year ago.  The increase in NPAs continues to reflect the pressure within the real estate markets throughout our operating area and within the economy as a whole.  During the third quarter, the Company’s other real estate owned (“OREO”) decreased by $5.0 million from the prior quarter end, but increased by $1.7 million from September 30, 2008.  Nonaccrual loans (including accruing loans past due 90 days or more) increased $7.3 million from the second quarter of 2009, and by $24.8 million from the third quarter in 2008.

At September 30, 2009, nonperforming loans totaled $37.2 million, representing 1.68% of period-end loans.  OREO at the end of the third quarter was $4.2 million, down from $6.1 million at December 31, 2008 and up from $2.5 million at the end of the third quarter of 2008.  The allowance for loan losses at September 30, 2009 was $34.3 million and represented 1.55% of total period-end loans.  The current allowance for loan losses provides 0.92 times coverage of period-end nonperforming loans, down from 1.08 times in the second quarter of 2009 and 2.36 times at September 30, 2008.  In the third quarter, net charge-offs were $5.1 million, or an annualized 0.92% of average loans compared to $4.2 million, or 0.74% the previous quarter and $2.3 million, or 0.41% one year ago.  The provision for loan losses was $7.0 million for the third quarter of 2009 compared to $2.8 million for the comparable quarter one year ago, and $4.5 million in the second quarter of 2009.

The Company’s recorded balance of the four assets related to Silverton was approximately $1.04 million at September 30, 2009.  The FDIC was named receiver of Silverton Bank on May 1, 2009.  During the third quarter, the Company charged-off two loan participations, (related to Silverton Bank) which were acquired in purchase business combinations in 2007, totaling approximately $1.8 million.  These assets have now been valued at approximately twenty cents on the dollar.  In addition, two other loan participations have been moved to OREO.  One loan was moved to OREO at the end of the first quarter of 2009, and the other loan was moved at the end of the second quarter of 2009.  During the third quarter, the Company wrote down the value of these properties by an additional $810,000.     Increased activity by the FDIC to dispose of these assets and a known bid, along with the reduced prospect of collection drove the additional charge-offs and write downs recorded by the Company on these loans and OREO assets.

Loans and Deposits

The Company decreased total loans 3.1% since the third quarter of 2008, driven by reductions in construction and land development loans of $73.7 million, commercial and industrial loans of $33.8 million, consumer non real estate loans of $28.6 million and other loans of $24.8 million.  Offsetting the loan reductions has been loan growth in home equity loans of $32.7 million, commercial owner occupied loans of $53.9 million and other income producing property of $9.5 million.  Total loans outstanding were $2.2 billion at September 30, 2009 compared to $2.3 billion at September 30, 2008.  The balance of mortgage loans held for sale increased $4.3 million from December 31, 2008 to $20.1 million at September 30, 2009.  During the first half of 2009, mortgage loans held for sale increased sharply, as consumers took advantage of low interest rates and refinanced their home mortgages.  The balance of mortgage loans held for sale at June 30, 2009 was $53.9 million.  Since June 30, 2009, we have seen a return to a more normal pipeline of refinancing activity, and therefore a lower balance at September 30, 2009.

Total deposits decreased compared to the third quarter of 2008 by $11.6 million, or 0.54%.  Certificates of deposit (“CDs”) less than $100,000 and CDs more than $100,000 decreased by $196.1 million, which was mostly offset by the other deposit categories.  Given the decline in CD balances, total deposits decreased by $53.2 million, or 9.8% annualized, from the end of the second quarter of 2009.  All categories of deposits increased during the quarter except for CDs and NOW accounts as compared to the previous quarter.  The Company initiated a deposit campaign in 2009 to increase its core deposit base (excluding all CDs).  The largest growth on a year-to-date basis has occurred in money market accounts with a $110.6 million increase, or 53.0% annualized; savings accounts have grown $20.1 million, or 18.9% annualized; NOW accounts have grown by $21.0 million, or 9.4% annualized; and demand deposits have grown by $31.9 million, or 14.0% annualized.  The Company continues to reduce rates paid on CDs in order to manage its net interest margin within favorable levels.  The Company decreased brokered deposits since the end of 2008 and held none of these at September 30, 2009, reflecting a $110.0 million decrease.  With the continued decline in loans outstanding and the capital raised in May of 2009, the Company continued to maintain a very strong capital and liquidity position at the end of the quarter.

In addition, over the last five months, the Company has increased its correspondent relationships with a select group of smaller financial institutions and thereby has increased significantly the liquidity and funding sources for the Company.  Funds for these correspondents, along with the slow down in net loan growth, has increased the liquidity position of the Company by more than $117 million at September 30, 2009 from the end of 2008.

Net Interest Income and Margin

Non-taxable equivalent net interest income (before provision for loan losses) was $26.4 million for the third quarter of 2009, up 7.0% from $24.7 million in the comparable period last year.  Tax-equivalent net interest margin increased 18 basis points from the third quarter of 2008 to 4.04%.  Compared to the second quarter of 2009, tax-equivalent net interest margin decreased 3 basis points.  This decrease was the result of earning approximately 25 basis points on excess Federal Reserve Balances with an average balance of $104.0 million during the quarter.  Excluding both the average balances and the rate earned (25 basis points) on these assets, the net interest margin would have been approximately 4.19% for the quarter.  With interest rates continuing at low levels, the expectation of increased premium costs from the FDIC, and ongoing slow loan demand, the Company has continued to aggressively manage deposit pricing and funding sources during the third quarter of 2009.  The Company continued to focus on increasing core deposits with $52.2 million increase or 18.1%, on a link quarter basis, and has allowed $106.0 million in certificates of deposit to run off during the quarter.  The increase in non-performing assets has partially offset the positive impact of lower deposit costs.

The Company’s average yield on interest-earning assets decreased 74 basis points while the average rate on interest-bearing liabilities decreased 102 basis points from the third quarter of 2008.  During the third quarter of 2009, the Company’s average total assets increased to $2.8 billion, a 1.4% increase over the third quarter of 2008.  The increase was the result of the increase in average short-term investments to $172.9 million, a $136.5 million increase from the third quarter of 2008.  All other average earning asset categories decreased from the results of the third quarter of 2008.  The decline in loan volume and lower current market rates in combination with variable rate loan resets resulted in the average yield on loans falling by 46 basis points compared to the third quarter of 2008.  Average investment securities were $202.7 million at September 30, 2009, or 19.1% lower than the balance in 2008.  The growth in average total assets was supported by growth in average total deposits of $78.3 million, an increase of 3.8% from the third quarter of 2008.

Noninterest Income and Expense

Noninterest income was $5.6 million for the third quarter of 2009 compared to a $2.7 million loss for the third quarter of 2008, an increase of $8.3 million.  This increase reflects primarily an other than temporary impairment (“OTTI”) recorded during the third quarter of 2008 on Freddie Mac preferred securities of $9.8 million, compared to the credit portion of an OTTI recorded on pooled trust preferred securities of $2.2 million during the third quarter of 2009, and by a $944,000, or 186.2%, increase in mortgage banking income as the Company continued to experience refinancing activity during the third quarter of 2009.  Trust and investment services income decreased $137,000, or 18.9%.  Bankcard services income remained flat compared to the same period one year ago, and other income decreased by 28.8% due primarily to a reduction in returns on bank owned life insurance.

Compared to the second quarter of 2009, noninterest income was down by $2.2 million, primarily driven by the following decreases:  (1) credit portion of OTTI recorded on a pooled trust preferred securities of $2.2 million was $1.7 million more than the second quarter of 2009, and (2) mortgage banking income was down by $683,000.  These two decreases were partially reduced by a $270,000 increase in service charges on deposit accounts.

Noninterest expense was $21.8 million in the third quarter of 2009, a 14.1% increase or $2.7 million, compared to $19.1 million in the third quarter of 2008.  During the third quarter, the Company had increased costs in three specific areas: (1) OREO expense and loan related costs were higher by $2.1 million, (2) FDIC assessments were higher by $499,000, and (3) salaries and employee benefits were higher by $485,000.  The Company managed the other expense categories to partially offset these increases.

The Company’s quarterly efficiency ratio increased to 63.5% compared to 60.9% in the second quarter of 2009, and 59.8% one year ago.  For the nine months ended September 30, 2009 and 2008, the efficiency ratio was 62.2% and 62.5%, respectively, reflecting a slight improvement.

“The Company’s net interest margin remains strong as we continue to manage through both the pressure on asset quality and the extremely low interest rate environment.  We continued to focus on the expense stream; however, the costs related to loans, OREO and FDIC assessments continued to out-pace the savings in all other expense categories,” said John C. Pollok, COO and CFO.

SCBT Financial Corporation, Columbia, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  The Company consists of SCBT, N.A., the third largest bank headquartered in South Carolina, and NCBT, a Division of SCBT, N.A.   Providing financial services for 75 years, SCBT Financial Corporation operates 49 financial centers in 16 South Carolina counties and Mecklenburg County in North Carolina.   Named in Forbes as one of the 100 Most Trustworthy Companies in America, SCBT Financial Corporation has assets of approximately $2.8 billion and its stock is traded under the symbol SCBT on the NASDAQ Global Select Market.  More information can be found at www.SCBTonline.com.

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Cautionary Statement Regarding Forward Looking Statements

Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934. SCBT Financial Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results. Such risks and uncertainties, include, among others, the following possibilities: (1) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (3) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (4) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (5) transaction risk arising from problems with service or product delivery; (6) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (8) reputation risk that adversely affects earnings or capital arising from negative public opinion; (9) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (10) economic downturn risk resulting in deterioration in the credit markets; (11) greater than expected non-interest expenses; (12) excessive loan losses; and (13) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

						Third
	Three Months Ended					Quarter	Nine Months Ended		YTD
	September 30,	June 30,	March 31,	December 31,	September 30,	2009 - 2008	September 30,		2009 - 2008
EARNINGS SUMMARY (non tax equivalent)	2009	2009	2009	2008	2008	% Change	2009	2008	% Change
Interest income	$35,020	$35,857	$36,448	$38,094	$38,958	-10.1%	$107,325	$117,981	-9.0%
Interest expense	8,639	9,838	11,450	13,450	14,301	-39.6%	29,927	46,848	-36.1%
Net interest income	26,381	26,019	24,998	24,644	24,657	7.0%	77,398	71,133	8.8%
Provision for loan losses (1)	6,990	4,521	5,043	4,374	2,785	151.0%	16,554	6,362	160.2%
Noninterest income	5,591	7,761	7,131	6,110	(2,693)	-307.6%	20,483	12,939	58.3%
Noninterest expense	21,797	21,038	20,187	20,876	19,096	14.1%	63,022	58,920	7.0%
Income before provision for income taxes	3,185	8,221	6,899	5,504	83	3737.3%	18,305	18,790	-2.6%
Provision for income taxes	1,014	2,836	2,379	1,955	(41)	-2573.2%	6,229	6,554	-5.0%
Net income	2,171	5,385	4,520	3,549	124	1650.8%	12,076	12,236	-1.3%
Preferred stock dividends	—	450	665	—	—		1,115	—
Accretion on preferred stock discount	—	3,410	149	—	—		3,559	—
Net income available to common shareholders	$2,171	$1,525	$3,706	$3,549	$124	1650.8%	$7,402	$12,236	-39.5%

Basic weighted-average common shares	12,546,654	11,826,972	11,179,869	10,846,219	10,121,168	24.0%	11,873,728	10,110,583	17.4%
Diluted weighted-average common shares	12,604,762	11,870,522	11,226,078	10,949,411	10,273,752	22.7%	11,921,652	10,251,853	16.3%

Earnings per common share - Basic	$0.17	$0.13	$0.33	$0.33	$0.01	1600.0%	$0.62	$1.21	-48.8%
Earnings per common share - Diluted	0.17	0.13	0.33	0.32	0.01	1600.0%	0.62	1.19	-47.9%

Cash dividends declared per common share	$0.17	$0.17	$0.17	$0.17	$0.17	0.0%	$0.51	$0.51	0.0%
Dividend payout ratio	141.59%	52.02%	54.24%	1550.42%	28.22%	401.7%	68.48%	30.14%	127.2%

	AVERAGE for Quarter Ended					Quarter	AVERAGE for Nine Months		YTD
	September 30,	June 30,	March 31,	December 31,	September 30,	2009 - 2008	September 30,	September 30,	2009 - 2008
BALANCE SHEET HIGHLIGHTS	2009	2009	2009	2008	2008	% Change	2009	2008	% Change
Loans held for sale	$20,763	$48,132	$36,484	$10,684	$10,543	96.9%	$35,069	$19,149	83.1%
Total loans (1)	2,221,078	2,268,292	2,307,322	2,304,911	2,265,606	-2.0%	2,265,248	2,192,088	3.3%
Total investment securities	202,692	199,293	213,849	232,446	250,395	-19.1%	205,238	252,149	-18.6%
Intangible assets	65,871	66,002	66,134	66,268	66,413	-0.8%	66,002	65,911	0.1%
Earning assets	2,617,386	2,587,286	2,643,376	2,560,387	2,562,877	2.1%	2,622,402	2,511,369	4.4%
Total assets	2,806,974	2,812,215	2,868,847	2,768,864	2,767,853	1.4%	2,835,753	2,711,547	4.6%
Noninterest-bearing deposits	334,165	321,038	316,978	315,841	326,298	2.4%	324,123	314,940	2.9%
Interest-bearing deposits	1,820,139	1,826,704	1,866,454	1,825,501	1,749,742	4.0%	1,837,596	1,699,040	8.2%
Total deposits	2,154,304	2,147,742	2,183,432	2,141,342	2,076,040	3.8%	2,161,719	2,013,980	7.3%
Federal funds purchased and repurchase agreements	229,806	197,636	203,391	190,409	295,137	-22.1%	210,374	298,251	-29.5%
Other borrowings	144,180	149,570	164,546	183,159	160,789	-10.3%	152,691	163,772	-6.8%
Shareholders’ common equity (excludes preferred stock)	282,953	265,793	249,429	239,769	221,995	27.5%	266,181	220,688	20.6%
Shareholders’ equity	282,953	298,849	300,497	239,769	221,995	27.5%	294,035	220,688	33.2%

	ENDING Balance					Quarter
	September 30,	June 30,	March 31,	December 31,	September 30,	2009 - 2008
BALANCE SHEET HIGHLIGHTS	2009	2009	2009	2008	2008	% Change
Loans held for sale	$20,077	$53,853	$43,603	$15,742	$11,419	75.8%
Total loans (1)	2,209,403	2,236,162	2,292,654	2,316,076	2,279,726	-3.1%
Total investment securities	212,228	191,415	204,032	222,227	238,961	-11.2%
Intangible assets	65,827	65,959	66,090	66,221	66,363	-0.8%
Allowance for loan losses (1)	(34,297)	(32,431)	(32,094)	(31,525)	(29,199)	17.5%
Premises and equipment	72,523	73,404	73,606	66,392	64,056	13.2%
Total assets	2,776,684	2,807,309	2,839,584	2,766,710	2,766,745	0.4%
Noninterest-bearing deposits	335,565	322,270	315,727	303,689	313,700	7.0%
Interest-bearing deposits	1,791,554	1,858,096	1,836,141	1,849,585	1,825,027	-1.8%
Total deposits	2,127,119	2,180,366	2,151,868	2,153,274	2,138,727	-0.5%
Federal funds purchased and repurchase agreements	211,606	187,677	205,985	172,393	224,328	-5.7%
Other borrowings	144,048	144,430	152,799	177,477	172,738	-16.6%
Total liabilities	2,494,901	2,527,557	2,528,404	2,521,782	2,547,158	-2.1%
Shareholders’ common equity (excludes preferred stock)	281,783	279,752	249,811	244,928	219,587	28.3%
Shareholders’ equity	281,783	279,752	311,180	244,928	219,587	28.3%

Common shares issued and outstanding	12,712,476	12,696,849	11,319,644	11,250,603	10,225,776	24.3%

						Quarter
	September 30,	June 30,	March 31,	December 31,	September 30,	2009 - 2008
NONPERFORMING ASSETS (ENDING balance)	2009	2009	2009	2008	2008	% Change
Nonaccrual loans	$36,605	$29,379	$20,730	$14,624	$11,564	216.5%
Other real estate owned (“OREO”)	4,189	9,165	9,563	6,126	2,508	67.0%
Accruing loans past due 90 days or more	585	559	614	293	796	-26.5%
Other nonperforming assets	13	—	40	84	172	-92.4%
Restructured loans	1,974	1,951	—	—	—
Total nonperforming assets	$43,366	$41,054	$30,947	$21,127	$15,040	188.3%

Total nonperforming assets as a percentage of total loans and repossessed assets (1) (2)	1.96%	1.83%	1.34%	0.91%	0.66%
Total nonperforming assets as a percentage of total assets	1.56%	1.46%	1.09%	0.76%	0.54%
NPLs as a percentage of period end loans	1.68%	1.34%	0.93%	0.64%	0.54%

	Quarter Ended					Quarter	Nine Months Ended		YTD
	September 30,	June 30,	March 31,	December 31,	September 30,	2009 - 2008	September 30,	September 30,	2009 - 2008
ALLOWANCE FOR LOAN LOSSES (1)	2009	2009	2009	2008	2008	% Change	2009	2008	% Change
Balance at beginning of period	$32,431	$32,094	$31,525	$29,199	$28,760	12.8%	$31,525	$26,570	18.6%
Loans charged off	(5,103)	(4,295)	(4,779)	(1,980)	(2,356)	116.6%	(14,176)	(3,741)	278.9%
Overdrafts charged off	(271)	(230)	(214)	(299)	(234)	15.9%	(715)	(733)	-2.5%
Loan recoveries	195	262	390	121	182	7.1%	847	471	79.8%
Overdraft recoveries	55	79	129	110	62	-11.3%	262	270	-3.0%
Net charge-offs	(5,124)	(4,184)	(4,474)	(2,048)	(2,346)	118.4%	(13,782)	(3,733)	269.2%
Provision for loan losses	6,990	4,521	5,043	4,374	2,785	151.0%	16,554	6,362	160.2%
Balance at end of period	$34,297	$32,431	$32,094	$31,525	$29,199	17.5%	$34,297	$29,199	17.5%

Allowance for loan losses as a percentage of total loans (1)	1.55%	1.45%	1.40%	1.36%	1.28%		1.55%	1.28%
Allowance for loan losses as a percentage of nonperforming loans	92.22%	108.33%	150.37%	211.34%	236.23%		92.22%	236.23%
Net charge-offs as a percentage of average loans (annualized) (1)	0.92%	0.74%	0.79%	0.35%	0.41%		0.81%	0.23%
Provision for loan losses as a percentage of average total loans (annualized) (1)	1.25%	0.80%	0.89%	0.75%	0.49%		0.98%	0.39%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

	September 30,		December 31,		September 30,
LOAN PORTFOLIO (ENDING balance) (1)	2009	% of Total	2008	% of Total	2008	% of Total
Commercial real estate:
Construction and land development	$484,540	22.0%	$535,638	23.1%	$558,261	24.4%
Commercial non-owner occupied	311,903	14.1%	330,792	14.3%	313,637	13.8%
Total commercial real estate	796,443	36.1%	866,430	37.4%	871,898	38.2%
Consumer real estate:
Consumer owner occupied	284,941	12.9%	293,521	12.7%	288,808	12.7%
Home equity loans	244,855	11.1%	222,025	9.6%	212,131	9.3%
Total consumer real estate	529,796	24.0%	515,546	22.3%	500,939	22.0%
Total real estate	1,326,239	60.0%	1,381,976	59.7%	1,372,837	60.2%
Commercial owner occupied	461,199	20.9%	423,345	18.3%	407,296	17.9%
Commercial and industrial	197,544	8.9%	251,929	10.9%	231,300	10.1%
Other income producing property	139,617	6.3%	141,516	6.1%	130,096	5.7%
Consumer non real estate	73,800	3.3%	95,098	4.1%	102,415	4.5%
Other	11,004	0.5%	22,212	1.0%	35,782	1.6%
Total loans (net of unearned income) (1)	$2,209,403	100.0%	$2,316,076	100.0%	$2,279,726	100.0%

Loans held for sale	$20,077		$15,742		$11,419

	Quarter Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
SELECTED RATIOS	2009	2009	2009	2008	2008	2009	2008

Return on average assets (annualized)	0.31%	0.77%	0.64%	0.51%	0.02%	0.57%	0.60%

Return on average common equity (annualized)	3.04%	2.30%	6.03%	5.89%	0.22%	3.72%	7.41%

Return on average common tangible equity (annualized)	4.13%	3.24%	8.49%	8.46%	0.69%	5.12%	10.93%

Return on average equity (annualized)	3.04%	7.23%	6.10%	5.89%	0.22%	5.49%	7.41%

Return on average tangible equity (annualized)	4.13%	9.43%	8.05%	8.46%	0.69%	7.23%	10.93%

Net interest margin (tax equivalent)	4.04%	4.07%	3.87%	3.86%	3.86%	3.98%	3.82%

Efficiency ratio (tax equivalent)	63.47%	60.88%	62.41%	65.05%	59.82%	62.24%	62.54%

Book value per common share	$22.17	$22.03	$22.07	$21.77	$21.47

Tangible book value per common share	$16.99	$16.84	$16.23	$15.88	$14.98

Common shares issued and outstanding	12,712,476	12,696,849	11,319,644	11,250,603	10,225,776

Common equity-to-assets	10.15%	9.97%	8.80%	8.85%	7.94%

Tangible common equity-to-tangible assets	7.97%	7.80%	6.62%	6.62%	5.67%

Equity-to-assets	10.15%	9.97%	10.96%	8.85%	7.94%

Tangible equity-to-tangible assets	7.97%	7.80%	8.84%	6.62%	5.67%

	Quarter Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
RECONCILIATION OF NON-GAAP TO GAAP	2009	2009	2009	2008	2008	2009	2008

Return on Average Common Tangible Equity
Return on average common tangible equity (non-GAAP)	4.13%	3.24%	8.49%	8.46%	0.69%	5.12%	10.93%
Effect to adjust for tangible assets	-1.09%	-0.94%	-2.46%	-2.57%	-0.47%	-1.40%	-3.52%
Return on average common equity (GAAP)	3.04%	2.30%	6.03%	5.89%	0.22%	3.72%	7.41%

Return on Average Tangible Equity
Return on average tangible equity (non-GAAP)	4.13%	9.43%	8.05%	8.46%	0.69%	7.23%	10.93%
Effect to adjust for tangible assets	-1.09%	-2.20%	-1.95%	-2.57%	-0.47%	-1.74%	-3.52%
Return on average equity (GAAP)	3.04%	7.23%	6.10%	5.89%	0.22%	5.49%	7.41%

Tangible Book Value Per Common Share
Tangible book value per common share (non-GAAP)	$16.99	$16.84	$16.23	$15.88	$14.98
Effect to adjust for tangible assets	5.18	5.19	5.84	5.89	6.49
Book value per common share (GAAP)	$22.17	$22.03	$22.07	$21.77	$21.47

Tangible Common Equity-to-Tangible Assets
Tangible common equity-to-tangible assets (non-GAAP)	7.97%	7.80%	6.62%	6.62%	5.67%
Effect to adjust for tangible assets	2.18%	2.17%	2.18%	2.23%	2.27%
Common equity-to-assets (GAAP)	10.15%	9.97%	8.80%	8.85%	7.94%

Tangible Equity-to-Tangible Assets
Tangble equity-to-tangible assets (non-GAAP)	7.97%	7.80%	8.84%	6.62%	5.67%
Effect to adjust for tangible assets	2.18%	2.17%	2.12%	2.23%	2.27%
Equity-to-assets (GAAP)	10.15%	9.97%	10.96%	8.85%	7.94%

Note:  The tangible measures above are non-GAAP measures and exclude the effect of period end or average balance of intangible assets.  The tangible return on equity measures also add back the after-tax amortization of intangibles to GAAP basis net income.  Management believes that these non-GAAP tangible measures provide additional useful information, particularly since these measures are widely used by  industry analysts for companies with prior merger and acquisition activities.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company's results or financial condition as reported under GAAP.  The sections titled “Reconciliation of Non-GAAP to GAAP” provide tables that reconcile non-GAAP measures to GAAP.

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

	Three Months Ended
	September 30, 2009			September 30, 2008
	Average	Interest	Average	Average	Interest	Average
YIELD ANALYSIS	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$172,853	$188	0.43%	36,333	$180	1.97%
Investment securities (taxable)	174,562	1,991	4.53%	211,553	2,760	5.19%
Investment securities (tax-exempt)	28,130	243	3.43%	38,842	291	2.98%
Loans held for sale	20,763	196	3.75%	10,543	137	5.17%
Loans (1)	2,221,078	32,402	5.79%	2,265,606	35,590	6.25%
Total interest-earning assets	2,617,386	35,020	5.31%	2,562,877	38,958	6.05%

Noninterest-Earning Assets:
Cash and due from banks	22,341			50,942
Other assets	199,647			182,786
Allowance for loan losses	(32,400)			(28,752)
Total noninterest-earning assets	189,588			204,976
Total Assets	$2,806,974			$2,767,853

Interest-Bearing Liabilities:
Transaction and money market accounts	$680,742	$1,084	0.63%	$558,556	$1,459	1.04%
Savings deposits	157,278	185	0.47%	151,623	432	1.13%
Certificates and other time deposits	982,119	5,801	2.34%	1,039,563	9,340	3.57%
Federal funds purchased and repurchase agreements	229,806	138	0.24%	295,137	1,392	1.88%
Other borrowings	144,180	1,431	3.94%	160,789	1,678	4.15%
Total interest-bearing liabilities	2,194,125	8,639	1.56%	2,205,668	14,301	2.58%

Noninterest-Bearing Liabilities:
Demand deposits	334,165			326,298
Other liabilities	(4,269)			13,892
Total noninterest-bearing liabilities (“Non-IBL”)	329,896			340,190
Shareholders’ equity	282,953			221,995
Total Non-IBL and shareholders’ equity	612,849			562,185
Total liabilities and shareholders’ equity	$2,806,974			$2,767,853

Net interest income and margin (NON-TAX EQUIV.)		$26,381	4.00%		$24,657	3.83%
Net interest margin (TAX EQUIVALENT)			4.04%			3.86%

	Nine Months Ended
	September 30, 2009			September 30, 2008
	Average	Interest	Average	Average	Interest	Average
YIELD ANALYSIS	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$116,847	$423	0.48%	$47,983	$885	2.46%
Investment securities (taxable)	176,232	6,505	4.94%	213,632	8,356	5.22%
Investment securities (tax-exempt)	29,006	709	3.27%	38,517	1,212	4.20%
Loans held for sale	35,069	1,256	4.79%	19,149	816	5.69%
Loans (1)	2,265,248	98,432	5.81%	2,192,088	106,712	6.50%
Total interest-earning assets	2,622,402	107,325	5.47%	2,511,369	117,981	6.28%

Noninterest-Earning Assets:
Cash and due from banks	45,306			52,221
Other assets	199,992			175,777
Allowance for loan losses	(31,947)			(27,820)
Total noninterest-earning assets	213,351			200,178
Total Assets	$2,835,753			$2,711,547

Interest-Bearing Liabilities:
Transaction and money market accounts	$641,676	$2,957	0.62%	$568,158	$4,965	1.17%
Savings deposits	153,540	555	0.48%	145,129	1,396	1.28%
Certificates and other time deposits	1,042,380	21,487	2.76%	985,753	30,166	4.09%
Federal funds purchased and repurchase agreements	210,374	381	0.24%	298,251	5,069	2.27%
Other borrowings	152,691	4,547	3.98%	163,772	5,252	4.28%
Total interest-bearing liabilities	2,200,661	29,927	1.82%	2,161,063	46,848	2.90%

Noninterest-Bearing Liabilities:
Demand deposits	324,123			314,940
Other liabilities	16,934			14,856
Total noninterest-bearing liabilities (“Non-IBL”)	341,057			329,796
Shareholders’ equity	294,035			220,688
Total Non-IBL and shareholders’ equity	635,092			550,484
Total liabilities and shareholders’ equity	$2,835,753			$2,711,547

Net interest income and margin (NON-TAX EQUIV.)		$77,398	3.95%		$71,133	3.78%
Net interest margin (TAX EQUIVALENT)			3.98%			3.82%

						Third
	Three Months Ended					Quarter	Nine Months Ended		YTD
	September 30,	June 30,	March 31,	December 31,	September 30,	2009 - 2008	September 30,		2009 - 2008
NONINTEREST INCOME & EXPENSE	2009	2009	2009	2008	2008	% Change	2009	2008	% Change
Noninterest income:
Service charges on deposit accounts	$4,089	$3,819	$3,585	$4,123	$4,157	-1.6%	$11,493	$11,994	-4.2%
Mortgage banking income	1,451	2,134	1,261	678	507	186.2%	4,846	2,777	74.5%
Bankcard services income	1,278	1,290	1,182	1,153	1,247	2.5%	3,750	3,679	1.9%
Trust and investment services income	588	671	691	654	725	-18.9%	1,950	2,102	-7.2%
Securities gains (losses), net	(2,122)	(544)	—	(507)	(9,760)		(2,666)	(9,420)
Other	307	391	412	9	431	-28.8%	1,110	1,807	-38.6%
Total noninterest income	$5,591	$7,761	$7,131	$6,110	$(2,693)	-307.6%	$20,483	$12,939	58.3%

Noninterest expense:
Salaries and employee benefits	$10,649	$9,517	$10,519	$10,306	$10,164	4.8%	$30,685	$32,248	-4.8%
Net occupancy expense	1,582	1,559	1,583	1,583	1,528	3.5%	4,724	4,520	4.5%
Furniture and equipment expense	1,507	1,499	1,560	1,579	1,577	-4.4%	4,566	4,667	-2.2%
Information services expense	1,381	1,286	1,442	1,309	1,249	10.6%	4,109	3,569	15.1%
FDIC assessment and other regulatory charges	956	2,333	1,184	483	457	109.2%	4,473	1,354	230.4%
OREO expense and loan related	2,497	1,367	674	864	362	589.8%	4,538	892	408.7%
Advertising and marketing	579	571	650	1,088	771	-24.9%	1,800	2,782	-35.3%
Business development and staff related	367	449	441	600	470	-21.9%	1,257	1,583	-20.6%
Professional fees	376	557	434	605	597	-37.0%	1,367	1,638	-16.5%
Amortization of intangibles	131	132	131	142	144	-9.0%	394	433	-9.0%
Merger expense	—	—	—	405	—		—	—
Other	1,772	1,768	1,569	1,912	1,777	-0.3%	5,109	5,234	-2.4%
Total noninterest expense	$21,797	$21,038	$20,187	$20,876	$19,096	14.1%	$63,022	$58,920	7.0%

Notes:

(1) Loan data excludes mortgage loans held for sale.

(2) Repossessed assets includes OREO and other nonperforming assets.